HARRIS & HARRIS GROUP ANNOUNCES THE FILING OF PRELIMINARY PROXY MATERIALS DETAILING ITS PROPOSED CONVERSION
FROM A BDC TO A REGISTERED CLOSED-END FUND

NEW YORK, NEW YORK - January 23, 2017 - Harris & Harris Group, Inc. (NASDAQ: TINY) (the "Company") announced today that it has filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") relating to a special meeting of shareholders (the "Special Meeting") to be held on or about March 24, 2017. At the Special Meeting, the Company intends to seek the approval of shareholders to:

1.
Authorize the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

2.	Approve an amendment to the Company’s Certificate of Incorporation to change the Company’s name to 180 Degree Capital Corp. ("180").

Approval of these proposals will enable the company to implement the changes discussed in the Company's shareholder update call on January 10, 2017, and discussed in a letter to shareholders on December 20, 2016. Specifically, the following changes will occur shortly following the Special Meeting should the Company receive the requisite approval from its shareholders:

1.	Harris & Harris Group will transition from a BDC to a Registered Closed-End Fund under the 1940 Act;

2.	Harris & Harris Group will change its corporate name to 180 Degree Capital Corp.;

3.	Upon the consummation of the name change, 180 Degree Capital Corp. will apply to change its ticker symbol to NASDAQ: TURN;

4.
Douglas W. Jamison will resign all of his positions with Harris & Harris Group to become Chairman and Chief Executive Officer of HALE.life Corporation ("HALE"), a portfolio company of 180. HALE will have its own management team and operations separate from 180.

5.	Kevin M. Rendino will be appointed Chairman and Chief Executive Officer of 180.

Shareholders of Harris & Harris Group will remain shareholders of 180 Degree Capital Corp. subsequent to its transition to a Registered Closed-End Fund, if consummated. HALE will remain a wholly owned portfolio company of 180, with its own separate management team and operations. A visual depiction of this structure can be found at http://www.hhvc.com/wp-content/uploads/2017/01/Post-Special-Meeeting-Structure-Slides.pdf.

Additional Information Regarding Special Meeting Solicitation

The Company will file a definitive proxy statement and related materials with the SEC pertaining to a Special Meeting of Shareholders (the "Special Meeting"). SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE SPECIAL MEETING THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE

SPECIAL MEETING. Shareholders will be able to obtain a free copy of that definitive proxy statement and other materials (when available) that the Company files with the SEC at the SEC's website at http://www.sec.gov. That definitive proxy statement and other materials will also be available free of charge by directing a request to Harris & Harris Group, Inc., Attn: Investor Relations, 1450 Broadway, 24th Floor, New York, NY 10018, or from the Company's website at www.hhvc.com. The Company, its directors and its named executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the Special Meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company's proxy statement filed on April 20, 2016, for the 2016 Annual Meeting of Shareholders. To the extent that holdings of the Company's securities on the part of those individuals have changed since the date of that proxy statement, those changes have been reflected on Statements of Changes in Ownership on Forms 3 or 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. More current information regarding the interests of the directors and named executive officers of the Company will be contained in the definitive proxy statement referred to in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed restructuring of the Company, including statements regarding the expected timetable for completing the referenced transactions, benefits of the transaction, statements regarding 180 or HALE, their respective investment plans, policies and expected results and any other statements regarding the Company's, 180's or HALE's expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transactions; the risk that a condition to closing the proposed transactions may not be satisfied; the failure to receive, on a timely basis or otherwise, the required approvals by the Company's stockholders, governmental or regulatory agencies and third parties; each of 180's and HALE's respective ability to achieve the synergies, recurring income and value creation contemplated by the proposed transactions; uncertainty as to the prospects, distributions and performance of each of 180 and HALE as separate entities; the ability of each company to retain its senior executives and maintain relationships with business partners following consummation of the restructuring; the impact of legislative, regulatory and competitive changes; and the diversion of management time on transaction-related issues. There can be no assurance that the restructuring and the transactions contemplated thereby will in fact be consummated. Additional information concerning these and other factors can be found in the Company’s registration statement and proxy statement/prospectus (when filed) as well as in the Company's other filings with the SEC. The Company assumes no obligation to, and expressly disclaim any duty to, update any forward-looking statements contained in this document or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

PRESS CONTACT:
Daniel B. Wolfe
Harris & Harris Group, Inc.
212-582-0900